SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 5, 2017

(Exact name of registrant as specified in Charter)

PARETEUM CORPORATION

(Exact name of registrant as specified in Charter)

Delaware	001-35360	95-4557538
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1185 Avenue of the Americas, 37th Floor New York, NY 10036

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 984-1096

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On December 5, 2017, Pareteum Corporation (the “Company”) closed on its previously announced concurrent public offering of common stock and private offering of warrants for gross proceeds of $6,579,054.32.  The public offering was a shelf takedown off of our registration statement on Form S-3 (File No. 333-213575). Both offerings were conducted pursuant to a securities purchase agreement (the “Purchase Agreement”), with select accredited investors, and a placement agency agreement (the “Placement Agreement”), between the Company and Dawson James Securities, Inc., the placement agent on a best-efforts basis with respect to the offerings (the “Placement Agent”), that were entered into on December 1, 2017. The Company sold 7,151,146 shares of common stock at a purchase price of $0.92 per share, as well as five-year warrants to purchase an aggregate of 7,151,146 shares of common stock, first exercisable six months from the date of issuance at an exercise price of $1.09 per share. The material terms of the offerings are described in a prospectus supplement which was filed by us with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, on December 1, 2017.  The Placement Agreement contains customary representations, warranties and agreements by us and the Placement Agent. We also agreed in the Placement Agreement to indemnify the Placement Agent against certain liabilities.

The foregoing description of the Purchase Agreement and Placement Agreement are not complete and are qualified in their entirety by reference to the full text of the form of Purchase Agreement and the form of Placement Agreement, copies of which were filed as Exhibit 10.1 and Exhibit 10.2, respectively, to the Current Report on Form 8-K filed by the Company on December 1, 2017, and are incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 5, 2017	PARETEUM CORPORATION

	By:	/s/ Alexander Korff
Name: Alexander Korff
Title: General Counsel & Secretary